UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 12, 2025 (May 6, 2025)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of Vijay Kumar as Chief Operating Officer

Effective as of May 6, 2025, Rimini Street, Inc. (the “Company”) appointed Mr. Vijay Kumar, age 50, as its Chief Operating Officer. In this capacity, Mr. Kumar will function as the Company’s principal operating officer.

Mr. Kumar is a seasoned technology executive with more than 25 years of experience in building and scaling go-to-market, post-sales, services and product organizations. His expertise spans enterprise software, SaaS, product management, professional services, and global support across both B2B, B2C and AI platforms.

Before joining Rimini Street, from May 2017 until January 2025, Mr. Kumar served as Senior Vice President at Genesys Cloud, where he spent over seven years leading global functions in operations, customer success, services, and delivery. He played a key role in accelerating customer expansion, driving revenue retention and operating margin. Previously, Mr. Kumar held executive leadership roles at Kony Inc. as Vice President and General Manager of Professional Services, HP Software, leading Services Sales & Delivery, and at Vignette (acquired by OpenText) as Vice President.

Mr. Kumar holds a Bachelor of Commerce degree and an MBA from Xavier School of Management in Jamshedpur, India.

Cash Compensation; Benefits. Under the terms of an Offer Letter dated May 5, 2025 (the “Offer Letter”), Mr. Kumar’s annual base salary is $400,000, and his target annual incentive compensation opportunity under the Company’s Cash Bonus Plan is $225,000 (based on 100% attainment of all objectives), each of which shall be prorated for the 2025 calendar year, commencing as of his May 6, 2025 start date. Mr. Kumar is also eligible to participate in the Company’s retirement and other benefit plans and programs offered to the Company’s senior executives.

Onboarding Equity Awards. The Offer Letter provides that Mr. Kumar will receive, effective as of May 15, 2025 (the “Grant Date”), (i) a stock option award in respect of 100,000 shares of the Company’s common stock, vesting in equal installments on the first, second and third anniversaries of the Grant Date, and (ii) an award of restricted stock units (“RSUs”) in respect of 100,000 shares of the Company’s common stock, vesting in equal installments on the first, second and third anniversaries of the Grant Date, in each case generally subject to Mr. Kumar continuing to be a Service Provider, as such term is defined under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) through the applicable vesting date. The onboarding equity awards to Mr. Kumar were approved by the Compensation Committee of the Company’s Board of Directors and are subject to the terms and conditions of the 2013 Plan and, as applicable, the form RSU and stock option award agreements thereunder. Consistent with the terms of the 2013 Plan, the stock options awarded to Mr. Kumar shall be exercisable at a per share price equal to the “Fair Market Value” (as defined in the 2013 Plan) of the Company’s common stock on the Grant Date, based upon the closing price per share of the Company’s common stock as quoted on the Nasdaq Global Market on the Grant Date.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Mr. Kumar was not appointed as an executive officer pursuant to any arrangement or understanding with any other person. Mr. Kumar does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1	Offer Letter to Vijay Kumar dated May 5, 2025†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract or compensatory plan or arrangement

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: May 12, 2025	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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